Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-127602, 333-127601, 333-120849, 333-126273, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 33-30347, 33-35515, 2-92355, 2-87495 and 2-79751) of Computer Associates International, Inc. of our report dated December 5, 2005, with respect to the consolidated balance sheets of iLumin Software Services, Inc. and subsidiaries as of the nine months ended September 30, 2005 and the year ended December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2005 and the year ended December 31, 2004, which report appears in the Current Report on Form 8-K/A of Computer Associates International, Inc.

Perlson, Touhy & Company, LLP
North Massapequa, New York

December 30, 2005